Exhibit 99.1

Contacts: Investor Relations Evan Black & Kristina Carbonneau 800.493.8219 InvestorRelations@santanderconsumerusa.com	Media Relations Laurie Kight 214.801.6455 SCMedia@santanderconsumerusa.com

Santander Consumer USA Holdings Inc. Provides Update on Filings

Discloses Restatement; Provides Preliminary Historical Financial Information and Select Q2 2016 Results

No Material Impact Expected to Net Cash from Operating, Investing or Financing Activities

Outlines Steps Taken by New Team to Improve Financial Reporting and Control Environment

Dallas, TX (September 23, 2016) – Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) today announced that it will be restating financial statements and associated disclosures for the full years 2013, 2014 and 2015, and the quarters within 2014 and 2015, as well as the first quarter of 2016, due to errors identified in the financial statements for each of those periods. The Audit Committee of the Company’s Board of Directors has concluded these financial statements and disclosures should no longer be relied upon. The Audit Committee acted on the recommendation of SC’s management and in consultation with the Company’s current and former independent registered public accounting firms, respectively PricewaterhouseCoopers LLP (“PwC”) and Deloitte & Touche LLP (“Deloitte”).

The errors leading to this restatement were identified after the Company’s previously disclosed transition of audit firms. The transition occurred in response to new corporate governance recommendations related to external auditor rotation.

Management has determined that the errors should be corrected through the issuance of restated financial statements, which will be included in amendments to prior filings. The conclusion to restate financial statements is based on an assessment of both quantitative and qualitative considerations, including aggregation of all known errors with those previously corrected in the restatement effected through the filing of the 2015 Form 10-K on March 31, 2016.

The restatements announced today are primarily being made to correct errors associated with the following:

•	The Company’s methodology for accreting dealer discounts, subvention payments from manufacturers and capitalized origination costs

•	The Company’s lack of consideration of net discounts when estimating the allowance for credit losses

•	The discount rate used in determining the impairment for loans accounted for as troubled debt restructurings (“TDRs”)

Based on management’s preliminary assessment, the expected cumulative impact of the errors is an increase to total equity of approximately 1%, as of March 31, 2016. The Company also believes these restatements will increase previously reported net income for the fiscal quarter ended March 31, 2016, by approximately $9 million, or $0.02 per share. The impact on total equity and net income varies in each of the prior quarters. Similarly, the impact of the errors varies by financial statement line item. Further details, as well as reconciliations of previously reported to preliminarily restated figures for certain historical quarterly and annual filings, are available in Tables 1-4 located in the financial supplement of this press release.

“Since the identification of errors in our financial reporting, we have been completely focused on ensuring we correct everything as quickly and transparently as possible – engaging with our regulators, completing a rigorous review of our financial statements, and updating shareholders regularly,” said Jason Kulas, President and Chief Executive Officer. “We are entirely committed to achieving the highest standards of integrity within our financial reporting and control environment and believe that the actions we are announcing today are a further important step toward achieving that goal. We would like to assure our customers and partners that the issues uncovered relate to non-cash items only, meaning they have no impact on our ability to continue delivering the high levels of service our customers rightly expect.”

In addition, the Company expects to report the existence of additional, previously unreported material weaknesses in internal control over financial reporting. Management continues to assess the nature and extent of these additional material weaknesses and their impact on the Company’s reports on the effectiveness of internal control over financial reporting, and its disclosure controls and procedures, and is working to implement remedial measures.

The Company is working through the appropriate governance process and will file amended annual and quarterly reports, as well as its Form 10-Q for the quarter ended June 30, 2016, as soon as possible, and expects to complete the amended filings prior to the deadline for filing its Form 10-Q for the quarter ended September 30, 2016. The Company has received waivers for certain debt facilities that require timely filings. The Company also will likely delay the previously announced third quarter 2016 earnings call date, currently scheduled for October 26, 2016, at 9 a.m. Eastern Time. Management will provide updates on the timing of the filings and earnings call as appropriate.

Santander has taken the following steps to address legacy issues and improve its oversight and internal controls:

•	December 2014: Timothy Ryan named Chairman of SC’s parent company Santander Holdings USA, Inc. (“SHUSA”), and affiliate Santander Bank, NA boards

•	March 2015: Scott Powell named CEO of SHUSA

•	July 2015: Jason Kulas named CEO of SC, and Blythe Masters named Chair of SC

•	September 2015 - February 2016: New SC Senior Leadership team named, including new General Counsel, Chief Financial Officer, Chief Operating Officer, Chief Compliance Officer, Chief Risk Officer, Chief Information Officer and Chief Human Resources Officer

•	July 2016: William Rainer named Chairman of SC, succeeding Blythe Masters who has taken on new responsibilities within the Santander Group

•	September 2016: Scott Powell joins SC board

Preliminary and Unaudited Q2 2016 Results

The Company separately announced selected preliminary and unaudited financial results for the three months ending June 30, 2016. During the second quarter 2016, SC earned net income of $283 million, or 78 cents per diluted common share, delivered average managed asset growth that outpaced expense growth, and continued to demonstrate strong access to liquidity.

Auto originations totaled $5.4 billion in the second quarter, down from the prior year second quarter due to lower nonprime originations as SC remained disciplined in its underwriting standards in a competitive market. The decline in nonprime originations was partially offset by an increase in Chrysler Capital prime loans and leases.

Preliminary and Unaudited Second Quarter 2016 Results:

•	Net finance and other interest income of $1.2 billion

•	Provision for credit losses of $511 million

•	Finance receivables, loans and leases held for investment, net of $31.6 billion

•	Total equity of $4.9 billion

•	Total originations of $5.4 billion

•	Chrysler Capital lease originations of $1.7 billion

•	Retail originations of $3.8 billion

•	Total committed liquidity of $38.1 billion

•	Issued and sold total of $3.4 billion of asset-backed securities across all three securitization platforms

•	Average managed assets of $53.2 billion

•	Expense ratio of 2.0%

•	Retail installment contract net charge-offs and net charge-off ratio of $412 million and 5.7%, respectively[1]

•	Recovery rate, adjusted for bankruptcy sales, of 59%

•	Retail installment contract 31-60 and 61+ delinquency rates of 9.0% and 4.2%, respectively

Further origination, asset sale and ending portfolio details can be found in Tables 5-7 located in the financial supplement of this press release.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service, technology-driven consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.7 million customers across the full credit spectrum. The company, which began originating retail installment contracts in 1997, has a managed assets portfolio of more than $53 billion (as of June 30, 2016), and is headquartered in Dallas. (www.santanderconsumerusa.com)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (“SEC”). The statements above and in the tables contained in this press release regarding the expected impact of the errors and their corrections, the expected controls disclosures, preliminary results for the second quarter of 2016 and the expected timing of the Company’s filings constitute forward-looking statements that are based on the Company’s current expectations. The final amounts and controls conclusions will be included in the amended filings after the Company has completed its work on the restatement and the Audit Committee has completed its final review of the amended filings. There can be no assurance that the preliminary financial information contained herein will not change, possibly materially, prior to the filing of the amended Forms 10-Q and 10-K. Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are: (a) the ongoing internal review of accounting errors and other matters described above and the preliminary stage of the analysis thereof; (b) the final outcome of the Company’s accounting review and actions that may be taken or required as a result of the expected restatements and the conclusions reached by the Company’s management, Audit

[1]	Net charge-offs are measured on a recorded investment basis, net of recoveries; the net charge-off ratio is the ratio of these charge offs, on an annualized basis, to average unpaid principal balance.

Committee, Board of Directors or its independent registered public accounting firms based on the results of the review and based on additional information that may arise in the future prior to the filing with the SEC of the expected restatements; (c) the inherent limitations in internal controls over financial reporting; (d) increased costs and/or reputational harm associated with restating the Company’s financial statements; (e) we operate in a highly regulated industry and continually changing federal, state, and local laws and regulations could materially adversely affect our business; (f) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (g) adverse economic conditions in the United States and worldwide may negatively impact our results; (h) our business could suffer if our access to funding is reduced; (i) we face significant risks implementing our growth strategy, some of which are outside our control; (j) we may incur unexpected costs and delays in connection with exiting our personal lending business; (k) our agreement with Fiat Chrysler Automobiles US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (l) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (m) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (n) loss of our key management or other personnel, or an inability to attract such management and personnel, could negatively impact our business; (o) we are subject to certain regulations, including oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and p) future changes in our relationship with Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time, and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Santander Consumer USA Holdings Inc.

Financial Supplement

Table of Contents

Table 1: Preliminarily Restated Key Income Statement Figures for the Years Ended December 31, 2015, 2014, and 2013

Table 2: Preliminarily Restated Q1 2016 Key Income Statement Figures and Select Q2 2016 Results

Table 3: Preliminarily Restated Key Balance Sheet Figures and Related Disclosures as of December 31, 2015 and 2014

Table 4: Preliminarily Restated Q1 2016 Key Balance Sheet Figures and Related Disclosures and Select Q2 2016 Results

Table 5: Q2 2016 Originations

Table 6: Q2 2016 Asset Sales

Table 7: Q2 2016 Ending Portfolio

Tables 1-4 in this financial supplement present a reconciliation of the following figures for each period and line item presented:

1)	As Originally Reported – for periods ending on or before September 30, 2015, this caption refers to audited or unaudited figures presented in a filing prior to SC’s 2015 Form 10-K. For the year ended December 31, 2015, this caption refers to audited figures presented in SC’s 2015 Form 10-K. For the quarter ended March 31, 2016, this caption refers to unaudited figures presented in the Form 10-Q for that quarter.

2)	As Previously Restated – for periods ending on or before September 30, 2015, this caption refers to the figures presented in Footnote 1 to the financial statements included in Part II, Item 8, or presented in Part II, Item 9B, as applicable, of SC’s 2015 Form 10-K. This caption is not applicable for later periods. Errors corrected related to:

a.	The Company did not build its credit loss allowance for individually acquired retail installment contracts by estimating a general credit loss allowance on loans not classified as TDRs separately from the impairment estimated on TDRs – instead, the Company used a top-down approach, estimating a general credit loss allowance for the total portfolio and then separating out TDR impairment from that total. We now build our allowance using the correct, bottom-up approach;

b.	The Company incorrectly applied a loss emergence period (“LEP”) to the entire portfolio rather than only the loans not classified as TDRs. We now apply a LEP only to loans not classified as TDRs;

c.	The Company incorrectly identified the population of loans that should be classified as TDRs and, separately, had incorrectly estimated the impairment on these loans. We continue to review the population classified as TDRs using a reasonable interpretation of the accounting guidance, and now correctly identify TDRs to accurately reflect the estimated TDR impairment;

d.	The subvention payments related to the leased vehicles were incorrectly classified as additions to Leased vehicle income rather than reductions to Leased vehicle expense. The payments have been reclassified.

3)	As Preliminarily Corrected – preliminary and unaudited restated figures the Company expects to include in its amended filings, which reflect separately the impact of:

a.	Errors previously corrected in the restatement effected through the filing of the 2015 Form 10-K, filed on March 31, 2016.

b.	Newly corrected errors, which primarily relate to:

i.	Error #1: The Company’s methodology for accreting dealer discounts, subvention payments from manufacturers, and capitalized origination costs. When applying the effective interest method, we accreted discount, subvention, and other origination costs over the average life of the loan. We now accrete these items over the aggregate life of the loan pool;

ii.	Error #2: The Company’s lack of consideration of net discounts when estimating the allowance for credit losses. We previously omitted the consideration of net discounts when estimating allowance for the non-TDR retail installment contract portfolio. We now take discount into consideration for both allowance and charge-offs, decreasing both the allowance ratio and net charge-off ratio[2]; and

iii.	Error #3: The discount rate used in determining the impairment for loans accounted for as TDRs. We previously used contractual APR to determine the original discount rate applied to expected cash flows to determine TDR impairment. We now use the original effective rate.

[2]	The appropriate method for correcting this error in the allowance methodology was the sole subject of a pre-filing submission process with the SEC, which did not object to the Company’s proposed accounting treatment.

Table 1: Preliminarily Restated Key Income Statement Figures for the Years Ended December 31, 2015, 2014, and 2013

Income Statements

(Unaudited, Dollar amounts in thousands, except per share data)

	For the Year Ended December 31,
	2013		2014		2015

Interest on finance receivables and loans, as originally reported	$3,773,072		$4,631,847		$5,251,164
Previously corrected errors	n/a		n/a		n/a

Interest on finance receivables and loans, as previously restated	n/a		n/a		n/a
Error #1	(76,700)	(2.1%)	(171,393)	(3.8%)	(249,405)	(5.0%)
Error #2	—	0.0%	—	0.0%	—	0.0%
Error #3	—	0.0%	—	0.0%	—	0.0%
Other identified and resolved errors	(4,228)	(0.1%)	21,060	0.5%	24,787	0.5%

Newly corrected errors	(80,928)	(2.2%)	(150,333)	(3.4%)	(224,619)	(4.5%)

Interest on finance receivables and loans - preliminary	$3,692,144		$4,481,514		$5,026,545

Investment gains (losses), as originally reported	$40,689		$116,765		$(116,127)
Previously corrected errors	n/a		n/a		n/a

Investment gains (losses), as previously restated	n/a		n/a		n/a
Error #1	1,012	2.4%	(3,618)	(3.2%)	25,038	(26.3%)
Error #2	—	0.0%	—	0.0%	—	0.0%
Error #3	—	0.0%	—	0.0%	—	0.0%
Other identified and resolved errors	—	0.0%	—	0.0%	(4,125)	4.3%

Newly corrected errors	1,012	2.4%	(3,618)	(3.2%)	20,913	(22.0%)

Investment gains (losses) - preliminary	$41,701		$113,147		$(95,214)

Net finance and other interest income (before provision for credit losses), as originally reported	$3,403,693		$4,306,221		$4,956,438
Previously corrected errors	n/a		n/a		n/a

Net finance and other interest income (before provision for credit losses), as previously restated	n/a		n/a		n/a
Error #1	(76,700)	(2.3%)	(171,393)	(4.1%)	(249,405)	(5.3%)
Error #2	—	0.0%	—	0.0%	—	0.0%
Error #3	—	0.0%	—	0.0%	—	0.0%
Other identified and resolved errors	(4,228)	(0.1%)	20,025	0.5%	22,044	0.5%

Newly corrected errors	(80,928)	(2.4%)	(151,368)	(3.6%)	(227,362)	(4.8%)

Net finance and other interest income (before provision for credit losses) - preliminary	$3,322,765		$4,154,853		$4,729,076

Provision for credit losses, as originally reported	$1,852,967		$2,616,943		$2,965,198
Previously corrected errors	(20,473)	(1.2%)	65,866	2.6%	n/a

Provision for credit losses, as previously restated	$1,832,494		$2,682,809		n/a
Error #1	(93,486)	(5.5%)	(176,657)	(7.0%)	(173,421)	(6.2%)
Error #2	(35,751)	(2.1%)	(16,055)	(0.6%)	(10,073)	(0.4%)
Error #3	4,015	0.2%	17,251	0.7%	4,167	0.1%
Other identified and resolved errors	(5,154)	(0.3%)	1,736	0.1%	(5,285)	(0.2%)

Newly corrected errors	(130,376)	(7.7%)	(173,723)	(6.9%)	(184,611)	(6.6%)

Provision for credit losses - preliminary	$1,702,118		$2,509,086		$2,780,587

Pre-tax income, as originally reported	$1,085,088		$1,209,988		$1,285,325
Previously corrected errors	20,473	1.8%	(65,866)	(5.8%)	n/a

Pre-tax income, as previously restated	$1,105,561		$1,144,122		n/a
Error #1	17,798	1.5%	1,646	0.1%	(50,947)	(3.9%)
Error #2	35,751	3.1%	16,055	1.4%	10,073	0.8%
Error #3	(4,015)	(0.3%)	(17,251)	(1.5%)	(4,167)	(0.3%)
Other identified and resolved errors	(5,832)	(0.5%)	(10,067)	(0.9%)	51,151	4.0%

Newly corrected errors	43,702	3.8%	(9,618)	(0.8%)	6,110	0.5%

Pre-tax income - preliminary	$1,149,263		$1,134,504		$1,291,435

Net income, as originally reported	$695,670		$766,349		$827,293
Previously corrected errors	13,120	1.8%	(42,112)	(5.7%)	n/a

Net income, as previously restated	$708,790		$724,237		n/a
Error #1	11,168	1.5%	905	0.1%	(30,298)	(3.7%)
Error #2	22,433	3.1%	8,828	1.2%	5,990	0.7%
Error #3	(2,520)	(0.3%)	(9,486)	(1.3%)	(2,478)	(0.3%)
Other identified and resolved errors	(18,435)	(2.6%)	9,196	1.3%	24,682	3.0%

Newly corrected errors	12,647	1.8%	9,443	1.3%	(2,103)	(0.3%)

Net income - preliminary	$721,437		$733,680		$825,190

EPS, as originally reported	$2.01		$2.15		$2.31
Previously corrected errors	0.04	1.9%	(0.11)	(5.3%)	n/a

EPS, as previously restated	$2.05		$2.04		n/a
Error #1	0.03	1.4%	—	0.0%	(0.08)	(3.5%)
Error #2	0.06	2.9%	0.02	1.0%	0.02	0.9%
Error #3	(0.01)	(0.5%)	(0.03)	(1.5%)	(0.01)	(0.4%)
Other identified and resolved errors	(0.05)	(2.4%)	0.02	1.0%	0.06	2.6%

Newly corrected errors	0.03	1.4%	0.02	1.0%	(0.01)	(0.4%)

EPS - preliminary	$2.08		$2.06		$2.30

* Errors are presented as a percentage of corrected amount.

Table 2: Preliminarily Restated Q1 2016 Key Income Statement Figures and Select Q2 2016 Results

Income Statements

(Unaudited, Dollar amounts in thousands, except per share data)

	For the Three Months Ended
	March 31, 2016		June 30, 2016

Interest on finance receivables and loans, as originally reported	$1,341,763		n/a
Error #1	(57,571)	(4.5%)	n/a
Error #2	—	0.0%	n/a
Error #3	—	0.0%	n/a
Other identified and resolved errors	1,236	0.1%	n/a

Newly corrected errors	(56,335)	(4.4%)	n/a

Interest on finance receivables and loans - preliminary	$1,285,428		$1,271,112

Investment gains (losses), as originally reported	$(73,151)		n/a
Error #1	(30)	0.0%	n/a
Error #2	—	0.0%	n/a
Error #3	—	0.0%	n/a
Other identified and resolved errors	4,125	(6.0%)	n/a

Newly corrected errors	4,095	(5.9%)	n/a

Investment gains (losses) - preliminary	$(69,056)		$(101,309)

Net finance and other interest income (before provision for credit losses), as originally reported	$1,271,953		n/a
Error #1	(57,571)	(4.7%)	n/a
Error #2	—	0.0%	n/a
Error #3	—	0.0%	n/a
Other identified and resolved errors	194	0.0%	n/a

Newly corrected errors	(57,377)	(4.7%)	n/a

Net finance and other interest income (before provision for credit losses) - preliminary	$1,214,576		$1,201,208

Provision for credit losses, as originally reported	$706,574		n/a
Error #1	(46,236)	(7.0%)	n/a
Error #2	(688)	(0.1%)	n/a
Error #3	434	0.1%	n/a
Other identified and resolved errors	(767)	(0.1%)	n/a

Newly corrected errors	(47,257)	(7.2%)	n/a

Provision for credit losses - preliminary	$659,317		$511,292

Pre-tax income, as originally reported	$316,822		n/a
Error #1	(11,366)	(3.4%)	n/a
Error #2	688	0.2%	n/a
Error #3	(434)	(0.1%)	n/a
Other identified and resolved errors	24,856	7.5%	n/a

Newly corrected errors	13,745	4.2%	n/a

Pre-tax income - preliminary	$330,567		$437,161

Net income, as originally reported	$200,693		n/a
Error #1	(7,135)	(3.4%)	n/a
Error #2	432	0.2%	n/a
Error #3	(272)	(0.1%)	n/a
Other identified and resolved errors	15,600	7.5%	n/a

Newly corrected errors	8,625	4.1%	n/a

Net income - preliminary	$209,318		$283,074

EPS, as originally reported	$0.56		n/a
Error #1	(0.02)	(3.4%)	n/a
Error #2	—	0.0%	n/a
Error #3	—	0.0%	n/a
Other identified and resolved errors	0.04	6.9%	n/a

Newly corrected errors	0.02	3.4%	n/a

EPS - preliminary	$0.58		$0.78

*	Errors are presented as a percentage of corrected amount.

Table 3: Preliminarily Restated Key Balance Sheet Figures and Related Disclosures as of December 31, 2015 and 2014

Balance Sheets and Related Disclosures

(Unaudited, Dollar amounts in thousands)

	As of December 31,
	2014		2015

Allowance (retail installment contracts), as originally reported	$2,726,338		$3,296,023
Previously corrected errors	(56,508)	(2.2%)	n/a

Allowance (retail installment contracts), as previously restated	$2,669,830		n/a
Error #1	(56,320)	(2.2%)	(65,878)	(2.1%)
Error #2	(95,465)	(3.7%)	(105,538)	(3.3%)
Error #3	68,642	2.7%	72,809	2.3%
Other identified and resolved errors	—	0.0%	—	0.0%

Newly corrected errors	(83,143)	(3.2%)	(98,607)	(3.1%)

Allowance (retail installment contracts) - preliminary	$2,586,687		$3,197,416

Finance receivables held for investment, as originally reported	$23,915,551		$23,479,680
Previously corrected errors	56,508	0.2%	n/a

Finance receivables held for investment, as previously restated	$23,972,059		n/a
Error #1	(83,897)	(0.4%)	(134,294)	(0.6%)
Error #2	95,465	0.4%	105,538	0.5%
Error #3	(68,642)	(0.3%)	(72,809)	(0.3%)
Other identified and resolved errors	(3,333)	(0.0%)	(10,326)	(0.0%)

Newly corrected errors	(60,406)	(0.3%)	(111,891)	(0.5%)

Finance receivables held for investment - preliminary	$23,911,653		$23,367,789

Total assets, as originally reported	$32,342,176		$36,570,373
Previously corrected errors	54,344	0.2%	n/a

Total assets, as previously restated	$32,396,520		n/a
Error #1, tax-effected for 2013	(83,896)	(0.3%)	(134,841)	(0.4%)
Error #2, tax-effected for 2013	95,465	0.3%	105,538	0.3%
Error #3, tax-effected for 2013	(68,642)	(0.2%)	(72,809)	(0.2%)
Other identified and resolved errors	34,873	0.1%	517	0.0%

Newly corrected errors	(22,200)	(0.1%)	(101,596)	(0.3%)

Total assets - preliminary	$32,374,320		$36,468,777

Total equity, as originally reported	$3,558,349		$4,424,963
Previously corrected errors	35,323	1.0%	n/a

Total equity, as previously restated	$3,593,672		n/a
Error #1, tax-effected for 2013	(52,443)	(1.5%)	(84,546)	(1.9%)
Error #2, tax-effected for 2013	59,675	1.7%	66,172	1.5%
Error #3, tax-effected for 2013	(42,908)	(1.2%)	(45,651)	(1.0%)
Other identified and resolved errors	(23,529)	(0.7%)	95,635	2.1%

Newly corrected errors	(59,205)	(1.7%)	31,610	0.7%

Total equity - preliminary	$3,534,467		$4,456,573

*	Errors are presented as a percentage of corrected amount.

Table 4: Preliminarily Restated Q1 2016 Key Balance Sheet Figures and Related Disclosures and Select Q2 2016 Results

Balance Sheets and Related Disclosures

(Unaudited, Dollar amounts in thousands)

	For the Three Months Ended
	March 31, 2016		June 30, 2016

Allowance (retail installment contracts), as originally reported	$3,423,258		n/a
Error #1	(70,133)	(2.1%)	n/a
Error #2	(106,226)	(3.2%)	n/a
Error #3	73,243	2.2%	n/a
Other identified and resolved errors	—	0.0%	n/a

Newly corrected errors	(103,116)	(3.1%)	n/a

Allowance (retail installment contracts) - preliminary	$3,320,142		$3,422,736

Finance receivables held for investment, as originally reported	$24,082,180		n/a
Error #1	(144,678)	(0.6%)	n/a
Error #2	106,226	0.4%	n/a
Error #3	(73,243)	(0.3%)	n/a
Other identified and resolved errors	(8,496)	(0.0%)	n/a

Newly corrected errors	(120,191)	(0.5%)	n/a

Finance receivables held for investment - preliminary	$23,961,989		$23,477,426

Total assets, as originally reported	$37,904,607		n/a
Error #1, tax-effected for 2013	(146,207)	(0.4%)	n/a
Error #2, tax-effected for 2013	106,226	0.3%	n/a
Error #3, tax-effected for 2013	(73,243)	(0.2%)	n/a
Other identified and resolved errors	(13,316)	(0.0%)	n/a

Newly corrected errors	(126,540)	(0.3%)	n/a

Total assets - preliminary	$37,778,067		$38,506,689

Total equity, as originally reported	$4,589,547		n/a
Error #1, tax-effected for 2013	(91,657)	(2.0%)	n/a
Error #2, tax-effected for 2013	66,593	1.4%	n/a
Error #3, tax-effected for 2013	(45,916)	(1.0%)	n/a
Other identified and resolved errors	111,216	2.4%	n/a

Newly corrected errors	40,237	0.9%	n/a

Total equity - preliminary	$4,629,784		$4,901,633

*	Errors are presented as a percentage of corrected amount.

Table 5: Q2 2016 Originations

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015	March 31, 2016
	(Dollar amounts in thousands)
Retained Originations
Retail installment contracts	$3,176,087	$4,765,800	$7,482,180	$9,054,701	$4,418,930
Average APR	14.0%	17.2%	14.9%	17.6%	15.3%
Average FICO® (a)	624	586	609	579	601
Discount	0.2%	1.8%	0.5%	2.5%	0.6%

Personal loans (b)	$9,272	$257,915	$9,281	$424,407	$9
Average APR	25.0%	19.4%	25.0%	18.9%	24.9%
Discount	—	—	—	—	—

Leased vehicles	$1,694,829	$1,424,308	$3,311,909	$2,554,423	$1,617,080

Capital lease receivables	$1,805	$8,073	$3,658	$63,803	$1,853

Total originations retained	$4,881,993	$6,456,096	$10,807,028	$12,097,334	$6,037,872

Sold Originations (c)
Retail installment contracts	$547,007	$927,586	$1,403,717	$2,234,410	$743,873
Average APR	3.6%	4.3%	3.0%	5.1%	2.5%
Average FICO® (d)	754	745	758	736	761

Total originations sold	$547,007	$927,586	$1,403,717	$2,234,410	$743,873

Total SC originations	$5,429,000	$7,383,682	$12,210,745	$14,331,744	$6,781,745

Facilitated Originations
Leased vehicles	—	$228,572	—	$632,471	—

Total originations	$5,429,000	$7,612,254	$12,210,745	$14,964,215	$6,781,745

(a)	Unpaid principal balance excluded from the weighted average FICO score is $509 million, $933 million, $1.3 billion, $1.8 billion and $813 million for the three months ended June 30, 2016 and 2015, the six months ended June 30, 2016 and 2015 and the three months ended March 31, 2016, respectively, as the borrowers on these loans did not have FICO scores at origination.
(b)	The Company originated $9,000 of LendingClub loans prior to the expiration of the notice period in January 2016. Because volume on revolving personal loans is reported based on the net balance increase, and the net balance of revolving loans declined during the three months ended March 31, 2016, no other net originations are shown for Personal loans for this period.
(c)	Only includes assets both originated and sold in the period. Total asset sales for the period are shown in Asset Sales Table.
(d)	Unpaid principal balance excluded from the weighted average FICO score is $64 million, $94 million, $175 million, $218 million and $97 million for the three months ended June 30, 2016 and 2015, the six months ended June 30, 2016 and 2015, and the three months ended March 31, 2016, respectively, as the borrowers on these loans did not have FICO scores at origination.

Table 6: Q2 2016 Asset Sales

Asset sales may include assets originated in prior periods

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015	March 31, 2016
	(Dollar amounts in thousands)
Retail installment contracts	$659,224	$2,016,675	$1,519,179	$2,935,753	$859,955
Average APR	3.5%	5.6%	2.9%	5.3%	2.4%
Average FICO®	758	722	762	729	765

Personal loans	$—	$—	$869,349	$—	$869,349
Average APR	—	—	17.9%	—	17.9%

Leased vehicles	$—	$755,624	$—	$1,316,958	$—

Total asset sales	$659,224	$2,772,299	$2,388,528	$4,252,711	$1,729,304

Table 7: Q2 2016 Ending Portfolio

Ending outstanding balance, average APR and remaining unaccreted discount of our held for investment portfolio as of June 30, 2016, is as follows:

(Dollar amounts in thousands)	June 30, 2016
Retail installment contracts	$27,506,189
Average APR	16.7%
Discount	2.5%

Personal loans	$909
Average APR	24.1%

Receivables from dealers	$70,030
Average APR	4.7%

Leased vehicles	$9,125,008

Capital leases	$42,897